UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 6, 2012

NOVATION HOLDINGS, INC.

(a Delaware Corporation)

001-33090	98-0413066
(Commission File Number)	(IRS Employer Identification Number)

1800 NW Corporate Boulevard, Suite 201
Boca Raton, FL 33431
(Registrant’s address, including zip code)

(321) 452-9091
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 2 – Financial Information

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 6, 2012, we completed the acquisition of Burgoyne Internet Services, LLC (“Burgoyne”), a Utah limited liability company, with an effective closing date of November 29, 2012.  Since the effect of the change of control of the limited liability company under Utah law is a legal dissolution of the company, the acquisition has been treated as an asset acquisition by a wholly-owned subsidiary of Novation.  In addition to the acquisition consideration of $200,000, the seller, ISP Holdings, LLC, a Utah limited liability company, also agreed to provide $50,000 in working capital at closing and an additional $50,000 in working capital if the median dollar value of Novation’s trading volume for its common stock for an consecutive 30 day period equals or exceeds $50,000 during the one year period after closing. The closing was completed on December 6, 2012 on the transfer of the initial $50,000 working capital funds, although the acquisition transaction has been treated as closing effective on November 30, 2012 for accounting purposes.

Novation has issued its convertible promissory note to ISP Holdings, Inc. in the principal amount of $280,000, representing the $200,000 purchase price for Burgoyne, the initial $50,000 working capital. advance, a $15,000 original issue discount, and a $15,000 expense allowance to cover ISP Holding’s expenses related to the transaction.  The promissory note has a term of 14 months, bears interest at 8 percent, and is convertible into common stock (subject to a maximum holding of 9.9 percent of the total common shares outstanding at any time) at $0.03 per share.  The second working capital loan of $50,000, if made, will bear similar terms, except that there will be no original issue discount or expense allowance.

Burgoyne provides Internet access, emails, and related services to customers throughout the United States, primarily in areas where high speed cable and other high speed Internet access services are not readily available.  Its web site is at www.burgoyne.com.  As a result of this initial ISP acquisition, Novation plans to undertake acquisitions of other regional ISP companies in a national roll-up strategy.  We have already identified 5 other regional ISP companies for sale and believe that, with the added infrastructure provided by Novation, the existing operating success can grow and add to the bottom line for Novation.

During the two prior calendar years, ending December 31, 2010 and 2011, Burgoyne reported the following revenues and expenses:

	December 31, 2011	December 31, 2010
Gross sales income	$179,983	$315,142
Less:
General and administrative expenses	130,549	198,684

Net income	$49,434	$116,458

 For its current year to October 31, 2012 (10 months), Burgoyne reported revenues of $125,690, expenses of 76,847 and net income of $48,843.  Novation will include revenues and expenses related to Burgoyne in its consolidated financial statements commencing November, 2012, in its current fiscal year ending August 31, 2013.

As part of the transaction, we also executed a Transition Services Agreement with ISP Holdings, LLC. under which ISP Holdings will continue to provide administrative services in managing the ISP business of Burgoyne for a period of 9 months from closing, for a nominal fee of the greater of 2 percent of revenues or $200 per month.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01  Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired.

The acquisition transaction is being treated as an asset acquisition for both financial and income tax reporting purposes, because the effect of the complete change of control is a legal dissolution of the original company.  We have obtained a new tax identification number for the new Burgoyne and will consolidate the operating results of the new company in our financial statements for the fiscal year ended August 31, 2012.

 (b)

Pro forma financial information.

The acquisition transaction is being treated as an asset acquisition for both financial and income tax reporting purposes, because the effect of the complete change of control is a legal dissolution of the original company.  We have obtained a new tax identification number for the new Burgoyne and will consolidate the operating results of the new company in our financial statements for the fiscal year ended August 31, 2012.

(c)

Shell company transactions.

Not applicable

(d)

Exhibits.

Number	Description
10.1	Securities Purchase Agreement dated November 30, 2012 between ISP Holdings, LLC. and Novation Holdings, Inc. for the acquisition of Burgoyne Internet Services, LLC.
10.2	Convertible Promissory Note dated November 30, 2012
10.3	Transition Services Agreement dated November 30, 2012

In reviewing the agreements included (or incorporated by reference) as exhibits to this Current Report on Form 8-K, please note that the agreements are included only to provide information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

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should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

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 have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

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 may apply standards of materiality in a way that is different from what may be viewed as material to sellers; and

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 were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found in our public filings, which are available without charge through the SEC's website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allezoe Medical Holdings, Inc.

Date: December 12, 2012	By: /s/ Michael Gelmon
Name: Michael Gelmon Title: Chairman of the Board and CEO

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